United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 25, 2018
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sallie B. Bailey, Executive Vice President and Chief Financial Officer of Louisiana-Pacific Corporation (the “Company”), has given the Company notice that she will retire from the Company, effective as of July 13, 2018. The Company has initiated a search for a permanent Chief Financial Officer to replace Ms. Bailey. To ensure a smooth transition, the Company has entered into a retirement agreement with Ms. Bailey. Pursuant to the terms of the retirement agreement, Ms. Bailey will be entitled to receive, among other things, the following compensation and benefits: a cash amount equal to 18 months’ base salary plus bonus at target under the Company’s 2018 Annual Cash Incentive Award Plan; 18 months’ cash value of COBRA benefits and an additional payment for additional health coverage; treatment of her departure as a retirement for purposes of calculating benefits under the Company’s Supplemental Executive Retirement Plan; continued vesting of certain equity grants of restricted stock and restricted stock units from 2016, 2017, and 2018; up to 18 months of outplacement services; financial planning services through the end of 2019; and tax return preparation services through the end of 2019.

If a permanent successor has not been found by the time Ms. Bailey retires from the Company, it is anticipated that Mike Kinney, age 55, will serve as interim Chief Financial Officer. Mr. Kinney, a 32-year veteran of the Company, is currently the Company’s Director of Investor Relations and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2018	LOUISIANA-PACIFIC CORPORATION By /s/ Timothy Mann, Jr. Timothy Mann, Jr. Executive Vice President and General Counsel